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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 28, 2002
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


        New York                     1-2360                   13-0871985
(State of Incorporation)   (Commission File Number)          (IRS employer
                                                           Identification No.)


             ARMONK, NEW YORK                                    10504
  (Address of principal executive offices)                     (Zip Code)


                                  914-499-1900
                         (Registrant's telephone number)
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Item 5.  Other Events

    The company announced on June 4, 2002, the decision to sell its disk drive operations to Hitachi, Ltd. which under generally accepted accounting principles will be accounted for as a discontinued operation.

    The quarterly consolidated financial results for 2001 and the first quarter of 2002 were previously filed on Form 8-K on July 9, 2002 to conform with this accounting treatment. The company is publishing consolidated financial earnings results for 2001 through 1997 in order to facilitate an analysis by users of the company's financial statements under this format. The financial results reported as discontinued operations include the external original equipment manufacturer (OEM) hard disk drive business and charges related to hard disk drives used in the company's e-server and e-storage products that were recorded in the Technology segment. The discontinued operations results do not reflect hard disk drive shipments to IBM internal customers which are eliminated in the company's consolidated financial results. These results are included in Exhibit 99.1 of this Form 8-K. In addition, the Computation of Ratio of Income from Continuing Operations to Fixed Charges is also presented for the years 2001 through 1997 in Exhibit 99.2 of this Form 8-K.

Item 7. Financial Statements and Exhibits

    (c)   Exhibits

          99.1     Consolidated Financial Earnings Results 2001 through 1997.

          99.2 Computation of Ratio of Income from Continuing Operations to Fixed Charges and Income from Continuing Operations to Combined Fixed Charges and Preferred Stock Dividends 2001 through 1997.

   IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date: August 28, 2002


                                            By: /s/  Robert F. Woods
                                            -----------------------------
                                                (Robert F. Woods)
                                            Vice President and Controller